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
                                                            Exhibit 11

                COMPUTATION OF PER SHARE EARNINGS
            (In thousands except per share earnings)

                         Nov. 28, 1993    Nov. 29, 1992   Dec. 1, 1991
                         -------------    -------------   ------------

PRIMARY PER SHARE EARNINGS
- --------------------------
Earnings applicable
to primary per
share earnings              $14,928          $13,302        $ 9,586
                            =======          =======        =======
Average number of
common shares
outstanding                  16,107           16,104         16,080
Add - common equivalent
shares representing
shares issuable upon
exercise of stock
options and stock
grants                          146              112            127
Average shares used to      -------          -------        -------
calculate primary
per share earnings           16,253           16,216         16,207
                            =======          =======        =======
Primary per share
earnings                    $   .92          $   .82        $   .59
                            =======          =======        =======

FULLY DILUTED PER SHARE EARNINGS
- --------------------------------
Earnings applicable to
fully diluted per
share earnings              $14,928          $13,302        $ 9,586
                            =======          =======        =======
Average number of
common shares
outstanding                  16,107           16,104         16,080
Add - common equivalent
shares representing
shares issuable upon
exercise of stock
options and stock
grants                          167              132            139
Average shares used to      -------          -------        -------
calculate fully diluted
per share earnings           16,274           16,236         16,219
                            =======          =======        =======
Fully diluted per share
earnings                    $   .92          $   .82        $   .59
                            =======          =======        =======
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